Exhibit 10.5

 AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September __, 2014 by and between PLC Systems Inc., a Yukon Territory corporation (the “Company”), and each purchaser identified on the signature pages hereto (“Purchasers”).

WHEREAS, the parties hereto wish to amend the Securities Purchase Agreement, dated as of May 9, 2014 (the “Main Agreement”), between the Company and the purchasers set forth on the signature pages thereto on the terms and subject to the conditions set forth herein; and

WHEREAS, the Purchasers identified on the signature pages hereto hold, in the aggregate, at least 67% in interest of the Shares (based on initial Subscription Amounts under the Main Agreement) as required by Section 5.5 of the Main Agreement to authorize the amendments to the Main Agreement contemplated hereby.

NOW, THEREFORE, for good and valuable consideration, the parties hereto intending to be legally bound hereby agree as follows:

1.     Section 1.1. Section 1.1 of the Main Agreement is hereby amended as follows:

(a)     the term “Subscription Agreement” is hereby amended by inserting the following proviso immediately after the words “Viveve Bridge Notes” and before the period:

“provided, however, notwithstanding the Subscription Amount and number of Shares specified on any such signature page, the Subscription Amount (and corresponding number of purchasable Shares hereunder) of any Purchaser holding one or more Viveve Bridge Notes on the Closing Date shall be automatically increased, without any action being required on the part of the Purchaser, to reflect the total amount of interest accrued on such Viveve Bridge Notes from the time of issuance until the Closing at the applicable interest rate”; and

(b)     the following defined term is hereby added thereto in the appropriate alphabetical order:

“‘Viveve’ means Viveve, Inc., a Delaware corporation.”

2.     Section 2.1. Section 2.1 of the Main Agreement is hereby amended by inserting the following proviso immediately after the words “executed by Such Purchaser” and before the closing parenthesis in the eleventh line thereof:

“provided, however, notwithstanding the Subscription Amount and number of Shares set forth on any such signature page, the Subscription Amount (and corresponding number of purchasable Shares hereunder) of any Purchaser holding one or more Viveve Bridge Notes on the Closing Date shall be automatically increased, without any action being required on the part of the Purchaser, to reflect the total amount of interest accrued on such Viveve Bridge Notes from the time of issuance until the Closing at the applicable interest rate”

3.     Signature Pages.

(a)     The references on the signature page of 5AM Ventures II, LP attached to the Main Agreement to “Subscription Amount: $2,866,119.77”, “Principal Amount, plus accrued but unpaid interest of Viveve Bridge Note: $___________”, and “Shares: 5,445,509.0” are deleted in their entirety and the following are substituted therefor:

“Subscription Amount: $2,645,610.03

Principal Amount: $481,019.95

Shares: 4,991,718.0”

(b)     The references on the signature page of 5AM Co-Investors II, LP attached to the Main Agreement to “Subscription Amount: $113,880.57”, “Principal Amount, plus accrued but unpaid interest of Viveve Bridge Note: $___________”, and “Shares: 214,869.0” are deleted in their entirety and the following are substituted therefor:

“Subscription Amount: $104,389.98

Principal Amount: $18,980.05

Shares: 196,963.0”

4.     Schedule A. Schedule A of the Main Agreement is hereby amended by deleting its entirety and replacing it with the Schedule A attached hereto.

5.     Conflicts. Except as expressly set forth in this Amendment, the terms and provisions of the Main Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Main Agreement, this Amendment shall control.

6.     Counterparts; Governing Law. This Amendment may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment, and any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above by their respective authorized signatories.

PLC SYSTEMS, INC.

By:
Name:	Gregory W. Mann
Title:	Chief Financial Officer

5AM VENTURES II, LP

By:
Name:	Andrew J. Schwab
Title:	Managing Member

5AM CO-INVESTORS II, LP

By:
Name:	Andrew J. Schwab
Title:	Managing Member

ALTA BIOEQUITIES, L.P.

By:
Name:	Dan Janney
Title:	General Partner

Schedule A

Names	Viveve Bridge Notes(1)
Alpha Capital Anstalt	$125,000.00
Sandor Capital Master Fund	$140,000.00
DKR Ventures (Barry Honig)	$85,000.00
GCP IV LLC	$150,000.00
5AM Ventures II, LP	$481,019.95
5AM Co-Investors II, LP	$18,980.05
Alta Bioequities, L.P.	$166,667.00
Brigitte Smith(2)	$100,000.00
Michael Catalano(2)	$75,000.00
Dr. Shahram Gholami(2)	$75,000.00
Total Principal Amount:	$1,416,667.00

(1)	Amounts do not reflect accrued but unpaid interest at the applicable interest rate to be added to each respective Purchaser’s Subscription Amount at Closing.
(2)

Such Viveve Bridge Note holder was added as a result of 5AM Ventures II, LP and 5AM Co-Investors, LP assigning a portion of their respective Subscription Amount pursuant to those three certain Subscription Assignment and Joinder Agreements, effective as of July 7, 2014.

A-1